Investor Contacts:

PondelWilkinson
Roger Pondel │ Matt Sheldon
investors@netsoltech.com
(310) 279-5980

Media Contacts:

PondelWilkinson
George Medici │ gmedici@pondel.com
(310) 279-5968

NetSol Technologies Reports Sharply Higher Fiscal 2016 Second-Quarter Results;
Issues Fiscal 2016 Guidance

●	Total Q2 revenue rose 31% to $16.2 million

●	Records positive Q2 GAAP EPS of $0.08 per diluted share, versus a net loss of $(0.14) per share last year

●	Adjusted EPS increases to $0.32 per diluted share in the quarter, and adjusted EPS of $0.46 per diluted share for the first six months of 2016

●	Expects minimum total net revenue of $62 million for fiscal 2016, GAAP profitability and adjusted EPS growth for the fiscal year

- Conference Call Scheduled Today at 9 a.m. ET (6 a.m. PT) -

CALABASAS, Calif. – February 11, 2016 – NetSol Technologies, Inc. (Nasdaq: NTWK), a global business services and enterprise application solutions provider, today announced results for its fiscal 2016 second quarter ended December 31, 2015.

Total net revenues for the 2016 second quarter rose 31% to $16.2 million from $12.4 million in the same period last year. The increase reflected strength in total services revenue, which includes growing services delivered to major clients as well as our joint-venture companies, rising to $12.2 million from $6.9 million last year. License fees were approximately $710,000, compared with $2.1 million last year, with the year-over-year difference relating to sales mix. Total maintenance fees, which include related-party (joint-venture) maintenance fees, remained consistent at $3.3 million for both 2015 and 2014.

On a GAAP basis, net income for the second quarter improved to $875,000, or $0.08 per diluted share, as compared with a net loss of $1.4 million, or $(0.14) per share, in the second quarter of 2015.

Non-GAAP Adjusted EBITDA (which adds back stock-based compensation expense) for the second quarter of 2016 was $3.3 million, or adjusted EPS of $0.32 per diluted share, as compared with adjusted EBITDA of $1.4 million, or adjusted EPS of $0.14 per diluted share, in the second quarter of 2015.

The reconciliation of adjusted EBITDA to net income, the most comparable financial measure based upon GAAP, as well as a further explanation of adjusted EBITDA, is included in the financial tables at the end of this press release.

Following is additional detail for the quarter:

●	As a percentage of total revenue, total cost of revenue for the second quarter of 2016 decreased to 50% from 60% of total revenues for the same period last year;

●	Gross profit rose to $8.0 million from $5.0 million last year; and

●	Operational expenses were nearly flat year-over-year, with an increase in selling and marketing expenses related to new business efforts, offset by a decrease in general and administrative expenses as a result of cost rationalization initiatives.

“NetSol is at an important inflection point, with leverage continuing to build in our business model as a result of multiple large contracts underway,” said Najeeb Ghauri, CEO of NetSol. “As we implement agreements already signed in Europe, along with the recently announced 12-country NFS AscentTM implementation, we anticipate a strong year ahead.”

Naeem Ghauri, president and head of global sales, commenting on the recent contract valued at more than $100 million said, “The new contract is just beginning to contribute revenue to our overall revenue mix, and is expected to ramp up steadily in the fiscal 2016 third and fourth quarter, and then sharply in fiscal 2017. Additionally, our sales pipeline is robust, benefitting from recent wins that provide strong reference points to leverage in our marketing efforts.”

For the first six months of fiscal 2016, total revenue advanced to $29.5 million from $22.6 million for the same period one year ago. The company reported GAAP net income of $464,000, or $0.04 per diluted share, for the first six months of fiscal 2016, versus a net loss of $3.2 million, or $(0.34) per diluted share, for the same period last year. Non-GAAP adjusted EBITDA rose to $4.8 million, or adjusted EPS of $0.46 per diluted share for the first six months of fiscal 2016, from $2.4 million, or adjusted EPS of $0.26 per diluted share, for the same period in fiscal 2015.

At December 31, 2015, cash and cash equivalents were approximately $14.0 million, versus $14.2 million at June 30, 2015. Accounts receivable and accounts receivable, net-related party combined were $11.8 million, up from approximately $10 million at June 30, 2015. The quality of receivables remains strong.

Fiscal 2016 Business Outlook

The company currently expects minimum revenue of $62 million for fiscal 2016, with positive GAAP earnings per share and continued adjusted EPS growth. NetSol is currently conducting its mid-year budget review, and will provide further detail at the appropriate time.

Fiscal 2016 Second Quarter Conference Call

When:	Thursday, February 11, 2016

Time:	9:00 a.m. Eastern Time

Phone:	1-844-868-9327 (domestic)
1-412-317-6595 (international)

Note:	Once connected, please ask to be joined into the NetSol Technologies call.

A live webcast will be available online within the investor relations section of NetSol’s website at http://www.netsoltech.com. A replay of the webcast will be available one hour following conclusion of the live call, and will be archived for one year.

About NetSol Technologies

NetSol Technologies, Inc. (Nasdaq: NTWK) is a worldwide provider of IT and enterprise software solutions primarily serving the global leasing and financing industry. The Company’s suite of applications are backed by 40 years of domain expertise and supported by a committed team of more than 1000 professionals placed in eight strategically located support and delivery centers throughout the world.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company’s products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words “expects,” “anticipates,” variations of such words, and similar expressions, identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Factors that could affect the Company’s actual results include the progress and costs of the development of products and services and the timing of the market acceptance. The subject Companies expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

(Tables Follow)

###

NetSol Technologies, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31, 2015	As of June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$13,986,773	$14,168,957
Restricted cash	90,000	90,000
Accounts receivable, net of allowance of $487,937 and $524,565	6,025,334	6,480,344
Accounts receivable, net - related party	5,749,523	3,491,899
Revenues in excess of billings	5,061,568	5,267,275
Other current assets	2,671,613	2,012,190
Total current assets	33,584,811	31,510,665
Property and equipment, net	23,251,920	25,119,634
Intangible assets, net	20,877,711	22,815,467
Goodwill	9,516,568	9,516,568
Total assets	$87,231,010	$88,962,334

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,907,103	$5,952,561
Current portion of loans and obligations under capitalized leases	3,767,193	3,896,353
Unearned revenues	3,546,819	4,897,327
Common stock to be issued	88,324	88,324
Total current liabilities	13,309,439	14,834,565
Long term loans and obligations under capitalized leases; less current maturities	273,109	487,492
Total liabilities	13,582,548	15,322,057
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 500,000 shares authorized;	-	-
Common stock, $.01 par value; 14,500,000 shares authorized; 10,418,350 shares issued and 10,391,071 outstanding as of December 31, 2015 and 10,307,826 shares issued and 10,280,547 outstanding as of June 30, 2015	104,184	103,078
Additional paid-in-capital	119,890,798	119,209,807
Treasury stock (27,279 shares)	(415,425)	(415,425)
Accumulated deficit	(40,262,084)	(40,726,121)
Stock subscription receivable	(1,139,672)	(1,204,603)
Other comprehensive loss	(18,546,296)	(17,167,100)
Total NetSol stockholders’ equity	59,631,505	59,799,636
Non-controlling interest	14,016,957	13,840,641
Total stockholders’ equity	73,648,462	73,640,277
Total liabilities and stockholders’ equity	$87,231,010	$88,962,334

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Operations

	For the Three Months		For the Six Months
	Ended December 31,		Ended December 31,
	2015	2014	2015	2014
Net Revenues:
License fees	$709,691	$2,100,715	$1,903,045	$3,685,268
Maintenance fees	3,240,472	3,276,125	6,252,710	5,984,653
Services	9,574,104	5,378,584	16,327,977	9,627,664
Maintenance fees - related party	31,755	53,462	189,986	193,575
Services - related party	2,635,675	1,543,718	4,823,083	3,088,595
Total net revenues	16,191,697	12,352,604	29,496,801	22,579,755

Cost of revenues:
Salaries and consultants	4,925,565	4,298,900	9,925,455	8,415,117
Travel	754,009	590,353	1,235,462	1,012,224
Depreciation and amortization	1,461,466	1,800,753	2,935,701	3,602,320
Other	1,022,682	662,046	1,961,479	1,336,909
Total cost of revenues	8,163,722	7,352,052	16,058,097	14,366,570

Gross profit	8,027,975	5,000,552	13,438,704	8,213,185

Operating expenses:
Selling and marketing	2,002,990	1,574,955	3,701,394	2,707,315
Depreciation and amortization	285,616	438,003	576,788	1,018,776
General and administrative	3,536,676	3,911,754	6,902,723	7,587,509
Research and development cost	117,924	80,437	229,994	146,702
Total operating expenses	5,943,206	6,005,149	11,410,899	11,460,302

Income (loss) from operations	2,084,769	(1,004,597)	2,027,805	(3,247,117)

Other income and (expenses)
Loss on sale of assets	(2,333)	(69,543)	(14,206)	(80,595)
Interest expense	(72,156)	(47,265)	(140,329)	(120,358)
Interest income	35,299	106,078	87,411	163,997
Loss on foreign currency exchange transactions	(134,527)	(421,082)	(248,246)	(341,862)
Other income	120,684	18,162	174,998	18,541
Total other income (expenses)	(53,033)	(413,650)	(140,372)	(360,277)

Net income (loss) before income taxes	2,031,736	(1,418,247)	1,887,433	(3,607,394)
Income tax provision	(273,275)	(87,683)	(348,498)	(127,759)
Net income (loss)	1,758,461	(1,505,930)	1,538,935	(3,735,153)
Non-controlling interest	(883,396)	138,764	(1,074,898)	529,961
Net income (loss) attributable to NetSol	$875,065	$(1,367,166)	$464,037	$(3,205,192)

Net income (loss) per common share
Basic	$0.08	$(0.14)	$0.05	$(0.34)
Diluted	$0.08	$(0.14)	$0.04	$(0.34)

Weighted average number of shares outstanding
Basic	10,308,186	9,654,334	10,294,760	9,433,829
Diluted	10,548,922	9,654,334	10,535,496	9,433,829

NetSol Technologies, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	For the Six Months
	Ended December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$1,538,935	$(3,735,156)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,512,489	4,621,096
Provision for bad debts	37,043	-
Loss on sale of assets	14,206	80,595
Stock issued for services	326,019	606,536
Fair market value of warrants and stock options granted	145,716	311,244
Changes in operating assets and liabilities:
Accounts receivable	111,967	(2,279,774)
Accounts receivable - related party	(2,383,828)	40,907
Revenues in excess of billing	535,937	(765,672)
Other current assets	(758,802)	286,838
Accounts payable and accrued expenses	142,008	59
Unearned revenue	(1,190,072)	4,857,469
Net cash provided by operating activities	2,031,618	4,024,142

Cash flows from investing activities:
Purchases of property and equipment	(1,177,443)	(1,772,866)
Sales of property and equipment	357,933	179,904
Purchase of non-controlling interest in subsidiaries	(347,623)	(577,222)
Net cash used in investing activities	(1,167,133)	(2,170,184)

Cash flows from financing activities:
Proceeds from sale of common stock	64,931	1,610,000
Proceeds from the exercise of stock options and warrants	194,680	116,400
Restricted cash	-	2,438,844
Dividend paid by subsidiary to non-controlling interest	-	(780,106)
Proceeds from bank loans	306,750	57,405
Payments on capital lease obligations and loans - net	(530,733)	(2,867,974)
Net cash provided by financing activities	35,628	574,569
Effect of exchange rate changes	(1,082,297)	(404,696)
Net increase (decrease) in cash and cash equivalents	(182,184)	2,023,831
Cash and cash equivalents, beginning of the period	14,168,957	11,462,695
Cash and cash equivalents, end of period	$13,986,773	$13,486,526

NetSol Technologies, Inc. and Subsidiaries

Reconciliation to GAAP

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Net Income (loss) before preferred dividend, per GAAP	$875,065	$(1,367,166)	$464,037	$(3,205,192)
Income Taxes	273,275	87,683	348,498	127,759
Depreciation and amortization	1,747,082	2,238,756	3,512,489	4,621,096
Interest expense	72,156	47,265	140,329	120,358
Interest (income)	(35,299)	(106,078)	(87,411)	(163,997)
EBITDA	$2,932,279	$900,460	$4,377,942	$1,500,024
Add back:
Non-cash stock-based compensation	393,985	471,996	471,735	917,780
Adjusted EBITDA	$3,326,264	$1,372,456	$4,849,677	$2,417,804

Adjusted EBITDA margin	20.54%	11.11%	16.44%	10.71%

Weighted Average number of shares outstanding
Basic	10,308,186	9,654,334	10,294,760	9,433,829
Diluted	10,548,922	9,654,334	10,535,497	9,433,829

Basic adjusted EBITDA	$0.32	$0.14	$0.47	$0.26
Diluted adjusted EBITDA	$0.32	$0.14	$0.46	$0.26

From time to time, NetSol may refer to Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and Stock-based Compensation) and “non-GAAP adjusted diluted EPS or Adjusted EPS” in its conference calls and discussions with investors and analysts in connection with the company’s reported historical financial results. Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not derived in accordance with GAAP and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Non-GAAP adjusted diluted EPS or Adjusted EPS does not measure diluted EPS as defined by GAAP, is not derived in accordance with GAAP and should not be considered by the reader as an alternative to reported diluted EPS. The reconciliation of GAAP and non-GAAP financial measures for the three and six month periods ended December 31, 2015 and 2014 are included in the above table. NetSol’s management believes that Adjusted EBITDA and Adjusted EPS are helpful as an indicator of the current financial performance of the company. NetSol also adjusts for non-cash items, such as stock-based compensation as we believe these are not representative of our ongoing operating performance and we believe excluding these costs provide a useful metric by which to compare performance from period to period. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.